ACTION BY DIRECTORS
OF HANOVER GOLD COMPANY, INC.
BY WRITTEN CONSENT

Pursuant to the provisions of the Delaware General Corporation Law Section 141, the undersigned Directors, being all of the Directors of Hanover Gold Company, Inc. (the "Corporation"), hereby unanimously adopt the following resolutions:

RESOLVED: That Paul E. Fredericks is hereby appointed to the board of directors to serve until the next annual meeting of Shareholders.

RESOLVED FURTHER: That the Corporation hereby accepts the resignation of Neal Degerstrom effective immediately upon the execution of this Consent of Directors.

This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same written consent. Execution of this Consent constitutes a waiver of any notice required under the Delaware General Corporation Law or the Articles of Incorporation or Bylaws of this corporation.

IN WITNESS WHEREOF the undersigned Directors of the Corporation have executed this Written Consent and direct that this Written Consent be filed with the minutes of the proceedings of the Corporation's Directors.

Date of Execution	Director
May 17, 2006	Neal A. Degerstrom
May 17, 2006	Hobart Teneff
May 17, 2006	Daniel McKinney
May 17, 2006	Terrence J. Dunne